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                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549


                                   __________

                                    FORM T-1


              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee


                        FIRST BANK NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)


     United States                                                41-0256895
(State of Incorporation)                                       (I.R.S. Employer
                                                             Identification No.)


         First Trust Center
         180 East Fifth Street
         St. Paul, Minnesota                                        55101
(Address of Principal Executive Offices)                         (Zip Code)



            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
             (Exact name of registrant as specified in its charter)


  District of Columbia                                            52-089-1669
(State of Incorporation)                                       (I.R.S. Employer
                                                             Identification No.)


         2201 Cooperative Way
         Herndon, Virginia                                           22071
(Address of Principal Executive Offices)                          (Zip Code)


                             COLLATERAL TRUST BONDS
             (Exact name of registrant as specified in its charter)
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                                    GENERAL

         1.      General Information       Furnish the following information as
                 to the Trustee.

                 (a) Name and address of each examining or supervising authority to which it is subject.

                          Comptroller of the Currency
                          Washington, D.C.

                 (b) Whether it is authorized to exercise corporate trust powers.

                          Yes

         2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

                          None

                 See Note following Item 16.

                 Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

         16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification. Each of the exhibits listed below is incorporated by reference from a previous registration.

                 1.       Copy of Articles of Association.

                 2.       Copy of Certificate of Authority to Commence Business.

                 3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).

                 4.       Copy of existing By-Laws.

                 5.       Copy of each Indenture referred to in Item 4.  N/A.

                 6. The consents of the Trustee required by Section 321(b) of the act.

                 7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.
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                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors or affiliates, are based upon information furnished to the Trustee by the obligors, While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.




                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Bank National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 4th day of February, 1994.

                                           FIRST BANK NATIONAL ASSOCIATION

[SEAL]

                                           /s/ Frank P. Leslie III
                                           ----------------------------------
                                           Frank P. Leslie III
                                           Assistant Vice President





/s/ Christina M. Hatfield
- ----------------------------------
Christina M. Hatfield
Assistant Secretary
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                                   EXHIBIT 6

                                    CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  February 4, 1994


                                           FIRST BANK NATIONAL ASSOCIATION


                                           /s/ Frank P. Leslie III
                                           ----------------------------------
                                           Frank P. Leslie III
                                           Assistant Vice President